Exhibit 99.1

j2 Global Reports Record Second Quarter 2005 Financial Results; Raises Annual EPS Estimate
Q2 2005 Revenues of $34.9 million, with Earnings of $0.46 per share

LOS ANGELES—July 25, 2005—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported record financial results for the second quarter ended June 30, 2005, exceeding both its previously announced Revenues and Net Earnings Per Share estimates.

SECOND QUARTER 2005 RESULTS

Total revenues for Q2 2005 increased 35% to $34.9 million compared to $25.8 million for Q2 2004.

Net earnings for Q2 2005 increased 57% to $11.7 million compared with $7.5 million for Q2 2004. Net earnings per share for Q2 2005 were $0.46 compared to $0.29 in Q2 2004.

The Company ended the quarter with approximately $108.6 million in cash and investments.

Key financial results for second quarter 2005 versus second quarter 2004 are as follows:

	Q2 2005	Q2 2004
Revenues	$34.9 million	$25.8 million
Net Earnings	$11.7 million	$7.5 million
Net Earnings Per Share	$0.46	$0.29
Net earnings in Q2 2005 are based upon a 27% tax rate compared to a tax rate of 34% in Q2 2004.

“During this quarter, we saw a significant increase in usage, particularly from our ‘power’ users and those selecting our eFax Pro service”, said Scott Jarus, co-president of j2 Global. “In addition, we continue to see significant growth in our enterprise sales, international programs and eVoice, particularly in the acquisition of paid subscription DIDs (telephone numbers), indicating a growing acceptance of our outsourced messaging services.”

2005 BUSINESS OUTLOOK

“The Company has, once again, proven that its business model is highly leveragable, as indicated by the increased level of flow-through to the bottom line of each incremental dollar of revenue”, said R. Scott Turicchi, chief financial officer. “Based on this better than expected performance, we have increased our earnings guidance for fiscal 2005.”

Q3 2005 Estimates

For the third quarter of 2005, j2 Global anticipates total revenues to approximate $37.4 million to $38.0 million and net earnings per share to approximate $0.48 to $0.49. This earnings estimate assumes an effective tax rate for Q3 of 2005 of 27%.

A summary of this Q3 2005 financial guidance is set forth in the table below:

Q3 2005 Guidance
Revenues	$37.4 - $38.0 million
Net Earnings Per Share (1)	$0.48 - $0.49
(1) Per share guidance is based upon fully diluted shares of 25.5 million.

Fiscal Year 2005 Estimates

j2 Global has raised its Net Earnings Per Share financial guidance for the 2005 fiscal year. A summary of fiscal 2005 financial guidance is set forth in the table below:

	Revised Fiscal Year 2005 Guidance(1)	Previous Fiscal Year 2005 Guidance(2)
Revenues	$145 - $148 million	$145 - $148 million
Net Earnings Per Share	$1.82 - $1.87	$1.70 - $1.75
(1) Revised fiscal year 2005 financial guidance reflects an estimate of 25.5 million fully diluted shares outstanding and is based upon an effective annual tax rate of 27%.
(2) Previous fiscal year 2005 financial guidance reflects an estimate of between 25.4 million and 26.0 million fully diluted shares outstanding and is based upon an effective annual tax rate of between 25% and 28%.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans more than 1,500 cities in 25 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, UniFaxTM, Onebox®, Electric Mail®, jBlast®, eFax

BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet®and Protofax®. As of June 30, 2005, j2 Global had achieved 33 consecutive quarters of revenue growth and 14 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts
Christine Brodeur	Jeff Adelman
Socket Media, Inc.	j2 Global Communications, Inc.
310-559-0540	323-372-3617
c.brodeur@socketmedia.com	press@j2global.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 28, 2005, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2004	2005	2004

Revenues
Subscriber	$34,080	$25,063	$65,355	$47,125
Other	805	768	1,754	1,648

Total revenue	34,885	25,831	67,109	48,773

Cost of revenues	6,912	5,133	13,409	9,938

Gross profit	27,973	20,698	53,700	38,835

Operating expenses:
Sales and marketing	5,510	4,767	10,972	8,546
Research, development and engineering	1,663	1,264	3,424	2,314
General and administrative	5,464	3,664	10,609	6,981

Total operating expenses	12,637	9,695	25,005	17,841

Operating earnings	15,336	11,003	28,695	20,994

Other income, net	733	352	1,330	538

Earnings before income taxes	16,069	11,355	30,025	21,532

Income tax expense	4,339	3,866	8,107	7,644

Net earnings	$11,730	$7,489	$21,918	$13,888

Basic net earnings per share	$0.49	$0.32	$0.92	$0.60

Diluted net earnings per share	$0.46	$0.29	$0.86	$0.54

Basic weighted average shares outstanding	23,824,015	23,211,954	23,745,897	23,166,504

Diluted weighted average shares outstanding	25,430,940	25,584,617	25,422,974	25,524,611

Certain prior year reported amounts have been reclassified to conform with the 2005 presentation.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	JUNE 30,	DECEMBER 31,
	2005	2004

ASSETS
Cash and cash equivalents	$17,860	$18,814
Short-term investments	58,092	47,225
Accounts receivable, net	9,530	8,227
Prepaid expenses and other	2,124	2,873
Deferred income taxes	2,520	2,520

Total current assets	90,126	79,659

Long-term investments	32,625	27,753
Property and equipment, net	14,260	12,386
Goodwill	19,919	20,173
Other purchased intangibles, net	21,250	11,256
Other assets	175	170
Deferred income taxes	1,520	1,520

TOTAL ASSETS	$179,875	$152,917

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$7,536	$5,516
Deferred revenue	5,835	5,378
Current portion of long-term debt	681	1,196

Total current liabilities	14,052	12,090

Long-term debt	491	866

Total liabilities	14,543	12,956

Total stockholders' equity	165,332	139,961

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$179,875	$152,917

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2004	2005	2004

Cash flows from operating activities:
Net earnings	$11,730	$7,489	$21,918	$13,888
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	1,704	1,137	3,393	2,165
Compensation in exchange for note reduction	—	44	—	87
Tax benefit of non-qualifying stock option exercises	1,474	644	2,747	1,013
Deferred income taxes	—	2,765	—	6,013
Decrease (increase) in:
Accounts receivable	724	(582)	(807)	(1,819)
Prepaid expenses	477	303	724	677
Other assets	(15)	(31)	28	(343)
(Decrease) increase in:
Accounts payable and accrued expenses	(2,042)	1,034	(1,885)	975
Income taxes payable	767	—	2,413	—
Deferred revenue	408	241	458	640

Net cash provided by operating activities	15,227	13,044	28,989	23,296

Cash flows from investing activities:
Purchase of investments	(8,733)	(2,779)	(15,740)	(6,472)
Purchases of property and equipment	(1,420)	(1,442)	(3,893)	(1,761)
Acquisition of business, net of cash received	(3,880)	(178)	(7,467)	(6,198)
Purchase of intangible assets	(468)	(4,745)	(3,337)	(4,819)

Net cash used in investing activities	(14,501)	(9,144)	(30,437)	(19,250)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	154	97	278	211
Exercise of stock options and warrants	1,470	243	1,781	367
Repayments of long-term debt and capital leases	(382)	(307)	(883)	(834)

Net cash used in financing activities	1,242	33	1,176	(256)

Effect of exchange rate on cash and cash equivalents	(615)	3	(682)	3

Net increase in cash	1,353	3,936	(954)	3,793

Cash and cash equivalents, beginning of period	16,507	32,739	18,814	32,882

Cash and cash equivalents, end of period	$17,860	$36,675	$17,860	$36,675